EXHIBIT 2.1



                        AGREEMENT AND PLAN OF ACQUISITION

                                      AMONG

                           ASANTE TECHNOLOGIES, INC.,

                                       AND

                               TECHNOCONCEPTS INC.

                                       AND

                            ASANTE ACQUISITION CORP.

         AGREEMENT AND PLAN OF ACQUISITION dated as of February 25, 2005, by and among Asante Technologies, Inc., a Delaware corporation ("Asante"), TechnoConcepts, Inc., a Colorado corporation ("Techno") and Asante Acquisition Corp., a Nevada corporation ("AAC"), a wholly-owned subsidiary of Techno.

         WHEREAS, the respective Boards of Directors of Asante, Techno and AAC have each approved the transfers and purchases set forth herein (the "Acquisition"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of Asante, Techno and AAC have each determined that the Acquisition and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

         WHEREAS, Asante, Techno and AAC desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                               ARTICLE I ARTICLE I
                                 THE ACQUISITION

         SECTION 1.1. The Acquisition. Upon the terms and subject to the conditions set forth in this Agreement, Asante will sell, transfer and convey to AAC the inventions, discoveries, ideas, improvements, processes, designs, procedures, formulas, know-how, assets, patents, copyrights, and other rights as set forth in Exhibit 1.1(a) attached hereto, in exchange for the receipt by Asante of shares of Techno common stock, having a market value of $5,000,000 ("Initial Shares") and additional shares of Techno common stock having a market value of $3,000,000 ("Earn-out Shares) to be issued pursuant to the provisions of an Earn-out Agreement set forth as Exhibit 1.1(b) attached hereto (collectively the "Techno Stock") and AAC will assume specified reasonable liabilities, as specified in the attached Exhibit 1.1.1., of Asante under this term. The ""Market Value"shall be determined based upon the closing bid price of the common stock for the ten trading days prior to the Closing Date. The assets, patents, copyrights, and other rights not hereby intended to be sold, transferred or conveyed hereunder are set forth in Exhibit 1.1(b) attached hereto.

         SECTION 1.2. Closing. The closing of the Acquisition (the "Closing") will take place at 10:00 a.m. on the day thirty days following execution hereof (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

         SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Acquisition to be consummated by filing appropriate documents executed in accordance with the relevant provisions of applicable law and shall make all other filings or recordings required to transfer all items and rights listed on
Exhibit 1.1(a) attached hereto.

         SECTION 1.4. Effects of the Acquisition. The Acquisition shall have the effect of transferring to AAC one hundred percent (100%) of ownership and rights to the items set forth on Exhibit 1.1(b) attached hereto.

         SECTION 1.5. Certificate of Incorporation and By-laws. The Certificate of Incorporation of Asante, as amended and in effect prior to the Closing date, and the By-laws of Asante, in effect prior to the Closing date, shall be provided to Techno.

         SECTION 1.6. Reservation of Right to Revise Transaction. If Techno and Asante agree, the parties hereto may change the method of effecting the asset acquisition from Asante, and each party shall cooperate in such efforts, including, to provide for, among other methods, (a) a merger of Asante with and into a new corporation, or (b) a merger of Asante with and into Techno; provided, however, that no such change shall alter or change the amount or kind of consideration to be issued to Asante provided for in this Agreement (the "Acquisition Consideration").


                                   ARTICLE II

                 EFFECT OF THE ACQUISITION ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            DELIVERY OF CERTIFICATES


         SECTION 2.1. Effect on Capital Stock. As of the Closing, by virtue of the Acquisition and without any action on the part of the holder of any shares of Techno or Asante Common Stock each outstanding option and warrant to purchase shares of Asante Common Stock shall remain outstanding, unchanged by reason of the Acquisition. All convertible securities of Asante shall remain outstanding, unchanged by reason of the Acquisition.

         SECTION 2.2. Techno to Deliver Certificates. At the Closing, Techno shall deliver to Asante a stock certificate representing the Acquisition
Consideration. Techno shall issue the Acquisition Consideration in a single certificate in the name of Asante.

         SECTION 2.3. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of capital stock representing less than one share of Techno Stock shall be issued.

         SECTION 2.6. Restricted Securities. The shares of the Techno Stock to be issued in connection with the Acquisition shall be deemed "restricted securities" as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The certificates evidencing such shares shall bear the following restrictive legend:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion from counsel to the Company that such sale or other transfer may be made pursuant to an exemption from the registration requirement of the Securities Act.

             Techno agrees that within one year of the closing date, it will file a registration covering the Initial Shares being delivered at closing .

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of Asante. Except as set forth on the Disclosure Schedule which shall be delivered by Asante to Techno within seven days after the execution of this Agreement (the "Asante Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Asante represents and warrants to Techno as follows:

                           (a)  Organization,  Standing and Corporate Power. (i)
Asante is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 9.3) on Asante. Asante is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a material adverse effect on Asante. (ii) Asante has delivered to Techno prior to the execution of this Agreement, complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

                           (b)  Subsidiaries.  Asante does not  beneficially own
any subsidiaries nor does it own any capital stock or other proprietary interest, directly, indirectly in any corporation, trust, partnership, joint venture or other entity.

                           (c) Capital  Structure.  The authorized capital stock
of Asante consists of 25,000,000 shares of Common Stock, $.001 par value ("Asante Common Stock") and 2,000,000 shares of preferred stock, $.001 par value ("Asante Preferred Stock"). As of the date hereof: (i) shares of Asante Common Stock were issued and outstanding; (ii) no shares of Asante Common Stock were held by Asante in its treasury; (iii) no shares of Asante Preferred Stock were issued and outstanding, (iii) shares of Asante Common Stock were reserved for issuance upon exercise of stock options issuable under the Asante Stock Option Plans; and (iv) shares of Asante Common Stock were reserved for issuance upon the exercise of the common stock purchase warrants and convertible securities set forth on Exhibit 3.1(c) attached hereto. All outstanding shares of capital stock of Asante are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) or Section 3.1(c) of the Asante Disclosure Schedule, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Asante, (B) any securities of Asante convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Asante, (C) any warrants, calls, options or other rights to acquire from Asante, and any obligation of Asante to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Asante, and (y) there are no outstanding obligations of Asante to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                           (d)  Authority;  Noncontravention.   Asante  has  all
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Asante and the consummation by Asante of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Asante, subject, in the case of the Acquisition, to the Asante Stockholder Approval (approval of the shareholders of Asante as required by applicable Delaware law). This Agreement has been duly executed and delivered by Asante and, assuming the due authorization, execution and delivery by Asante constitutes the only legal, valid and binding obligation of Asante, enforceable against Asante in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the Assets to be transferred by Asante under, (i) the certificate of incorporation or By-Laws of Asante, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to Asante or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Asante or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Asante or (y) reasonably be expected to impair the ability of Asante to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Asante in connection with the execution and delivery of this Agreement by Asante or the consummation by Asante of the transactions contemplated by this Agreement, except for (1) the filing of appropriate documents with the relevant authorities of other states in which Asante is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws or the transfer or assignment of patents, service marks, trade names, copy rights or similar rights; and (2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Asante or (y) reasonably be expected to impair the ability of Asante to perform its obligations under this Agreement.

                  Except as set forth in Section 3.1(d) of the Asante Disclosure Schedule, to the knowledge of Asante, Asante is not in material violation of, or in material default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business.
Asante owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

                           (e) Undisclosed  Liabilities.  To Techno's knowledge,
except (i) as reflected in the Asante Financial Statements (as defined in Section 3.1(h)) or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary cause of Asante's business since October 2, 2004, Asante has no liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Asante or its ability to carry out the terms of this Agreement.

                           (f)  Information  Supplied.  None of the  information
supplied or to be supplied by Asante specifically for inclusion or incorporation by reference any reports, notices, schedules or filings to be filed with the Securities and Exchange Commission (the "SEC") by Asante in connection with the transactions contemplated hereby will to Asante's knowledge contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (g)  Taxes.  (i) To  Asante's  knowledge,  Asante has
filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Asante. Asante has paid all taxes (as defined herein) shown as due on such returns. (ii) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                           (h)  Financial  Statements.   Asante  has  heretofore
delivered to Asante audited financial statements, relating to the period ended October 2, 2004 (the "Financial Statements"). To Asante's knowledge, the Financial Statements fairly present the financial position and results of operations of Asante for the periods presented.

                           (i) Absence of Certain Changes or Events.  Except for
liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth on Schedule 3.1, since October 2, 2004, Asante has conducted its business only in the ordinary course and to Asante's knowledge there has not been any material adverse change in Asante's business or financial condition.

                           (j)  Intellectual   Property.  To  the  knowledge  of
Asante, Asante owns or has a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Asante Intellectual Property"), all of which are set forth on Exhibit 3.1(j), necessary to carry on its business substantially as currently conducted and as set forth in its business plan and as otherwise represented. except for such Asante Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Asante. Asante has received no notice of infringement of or conflict with, and, to Asante's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Asante Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Asante.

         SECTION 3.2. Representations and Warranties of Techno and to the extent applicable AAC. Except as set forth on the Disclosure Schedule delivered by Techno to Asante prior to the execution of this Agreement (the "Techno Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Techno and AAC represent and warrant to Asante the following.

                           (a)  Organization,   Standing  and  Corporate  Power.
Techno is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Techno. Each of Techno and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Techno. Techno has delivered to Asante prior to the execution of this Agreement, complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

                           (b)  Subsidiaries.  Except  as set  forth in  Section
3.2(b) of the Techno Disclosure Schedule, Techno does not beneficially own any subsidiaries nor does it own any capital stock or other proprietary interest, directly, indirectly in any corporation, trust, partnership, joint venture or other entity.

                           (c) Capital  Structure.  The authorized capital stock
of Techno consists of 50,000,000 shares of Common Stock, $.001 par value per share ("Techno Common Stock") and 5,000,000 shares of Preferred Stock, $.001 par value ("Techno Preferred Stock"). At the close of business on the date hereof shares of Techno Common Stock and shares of Techno Preferred Stock were issued and outstanding. All outstanding shares of capital stock of Techno are, and all shares of Techno Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.2 (c) of the Techno Disclosure Schedule there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Techno, (B) any securities of Techno or any Techno subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Techno (C) any warrants, calls, options or other rights to acquire from Techno or any Techno subsidiary, and any obligation of Techno or any Techno subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Techno, and (D) there are no outstanding obligations of Techno or any Techno subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (X) securities of Techno convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Techno subsidiary, (Y) warrants, calls, options or other rights to acquire from Techno, and any obligation of Techno to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Techno subsidiary or (Z) obligations of Techno to repurchase, redeem or otherwise acquire any such outstanding securities of Techno subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Section 3.2(c) of the Techno Disclosure Schedule, Techno is not a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Techno does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually, or in the aggregate, material to Techno as a whole. All securities of Techno have been issued (a) in compliance with Section 5 of the Securities Act or (b) pursuant to an exemption from registration under the Securities Act and (c) in compliance with all relevant state securities or "blue sky" laws.

                           (d)  Authority;  Noncontravention.   Techno  has  all
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Techno and the consummation by Techno of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Techno. This Agreement has been duly executed and delivered by Techno and, assuming the due authorization, execution and delivery by Techno, constitutes the only legal, valid and binding obligations of Techno, enforceable against Techno in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Techno or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of Techno or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Techno or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Techno or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Techno or (y) reasonably be expected to impair the ability of Techno to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Techno or any of its subsidiaries in connection with the execution and delivery of this Agreement by Techno or the consummation by Techno of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of appropriate documents with the relevant authorities of other states in which Techno is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Techno, or (y) reasonably be expected to impair the ability of Techno to perform its obligations under this Agreement.

                  Except as set forth in Section 3.2(d) of the Techno Disclosure Schedule, Techno is not in material violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Techno owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

                           (e) SEC Documents; Undisclosed Liabilities; Financial
Statements. (i) Techno has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed pursuant to the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, with the SEC, (the "Techno SEC Documents"). As of their respective dates, the Techno SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Techno SEC Documents, and none of the Techno SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Techno included in the Techno SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Techno and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments. (ii) The unaudited consolidated financial statements of Techno, (the "Techno Financial Statements"), which are included in the Techno SEC Documents, have previously been made available to the Company. The Techno Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of Techno at, and the results of its operations for, each of the periods then ended and were prepared in conformity with generally accepted accounting principles as utilized in the United States ("USGAAP") applied on a consistent basis, except as otherwise disclosed therein and, subject to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein. (iii) Except as reflected in the Techno Financial Statements, or set forth in Techno's Disclosure Schedule, to the knowledge of Techno, Techno has no Liabilities (as hereinafter defined) or obligations of any nature.

                           (f)  Information  Supplied.  None of the  information
supplied or to be supplied by Techno specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Techno with respect to statements made or incorporated by reference therein based on information supplied by Techno specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

                           (g) Absence of Certain Changes or Events.  Except for
liabilities incurred in connection with this Agreement or the transactions contemplated hereby since December 31, 2004, Techno and its subsidiaries have conducted their business only in the ordinary course since such date and prior to the date hereof, and there has not been (i) any material adverse change in Techno, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Techno's capital stock, (iii) any split, combination or reclassification of any of Techno's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Techno's capital stock, (iv)(A) any granting by Techno or any of its subsidiaries to any current or former director, executive officer or other key employee of Techno or its subsidiaries of any increase in compensation, bonus or other benefit, (B) any granting by Techno or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Techno or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Techno SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in USGAAP, any change in accounting methods, principles or practices by Techno materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Techno SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Techno or any of its tax attributes or any settlement or compromise of any material income tax liability or (vii) any action taken by Techno or any of the Techno subsidiaries during the period from December 31, 2004 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b).

                           (h) Compliance with Applicable Laws; Litigation.  (i)
To the knowledge of Techno, Techno holds all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Techno (the "Techno Permits") except where the failure to have any such Techno Permits individually or in the aggregate would not have a material adverse effect on Techno. Techno is in compliance with the terms of the Techno Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Techno. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Techno or any of its respective properties, is pending or, to the knowledge of Techno, threatened, except as set forth in Techno SEC filed documents. (ii) Techno is not subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Techno.

                           (i) Absence of Benefit Plans.  Except as set forth in
the Techno Disclosure Schedule, Techno has no severance, or employment agreements or policies, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Techno.

                           (j) [INTENTIONALLY OMITTED]

                           (k)  Taxes.  (i) Techno  has filed all  material  tax
returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Techno. Techno has paid all taxes shown as due on such returns, and the most recent financial statements contained in the Techno SEC Documents reflect an adequate reserve in accordance with USGAAP for all taxes payable by Techno for all taxable periods and portions thereof accrued through the date of such financial statements.

                           (l)   State   Takeover   Statutes;   Certificate   of
Incorporation. The Board of Directors of Techno and AAC (including the disinterested Directors thereof) have unanimously approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Acquisition, and the other transactions contemplated hereby by the Techno and AAC Boards of Directors and constitutes approval of the Acquisition, the issuance of Techno and AAC Common Stock in connection therewith and the other transactions contemplated hereby.

                           (m)  Intellectual   Property.  To  the  knowledge  of
Techno, Techno owns or has a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Techno Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Techno Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Techno. Techno has not received any notice of infringement of or conflict with, and, to Techno's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Techno Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Techno.

                           (n)  Certain  Contracts.  Except  as set forth in the
Techno SEC Documents, Techno is not a party to or bound by (i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Techno (including Techno), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Acquisition or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Techno Material Contracts"). Each Techno Material Contract is valid and binding on Techno and is in full force and effect, and Techno has in all material respects performed all obligations required to be performed by it to date under each Techno Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Techno. Techno does not know of, nor has received notice of, any violation or default under (nor, to the knowledge of Techno, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Techno Material Contract.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1. Conduct of Business.

                           (a)  Conduct of  Business  by  Techno.  Except as set
forth in Section 4.1(a) of the Techno Disclosure Schedule, and as otherwise expressly contemplated by this Agreement or as consented to by Asante in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Techno shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing (but subject to the above exceptions), except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Techno shall not, and shall not permit any of its subsidiaries to: issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.

                           (b)  Conduct of  Business  by  Asante.  Except as set
forth in Section 4.1(b) of the Asante Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Techno in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Closing, Asante shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, use reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with them to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing (but subject to the above exceptions), except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Asante shall not:

                                 (i) (x)  declare,  set  aside  or pay any  cash
dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                                 (ii) issue, deliver,  sell, pledge or otherwise
encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                                 (iii) except as contemplated  hereby, amend its
certificate  of  incorporation,   By-Laws  or  other  comparable  organizational
documents;

                                 (iv)  acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

                                 (v) sell, lease, license, mortgage or otherwise
encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization) except for the spinoff or distribution of its primary operating subsidiaries identified on Annex B.

                                 (vi)  take any  action  that  would  cause  the
representations and warranties set forth in Section 3.2(g) to no longer be true and correct;

                                 (vii) incur any indebtedness for borrowed money
or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money; or

                                 (viii)  authorize,  or commit or agree to take,
any of the foregoing actions.

                           (c) Other Actions. Except as required by law, Techno,
and Asante shall not voluntarily take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time.

                           (d)  Advice  of  Changes.  Techno  and  Asante  shall
promptly advise the other orally and in writing to the extent either party has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

         SECTION 4.2. No Solicitation by Asante.

                           (a)  Asante  shall  not,  nor shall it  authorize  or
permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Asante Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Asante Takeover Proposal; provided, however, that if the Board of Directors of Asante determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Asante's stockholders under applicable law, Asante may, in response to an Asante Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it, which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Techno and compliance with Section 4.2(c) (x) furnish information with respect to Asante and its subsidiaries to any person making a Asante Superior Proposal pursuant to a customary confidentiality agreement (as determined by Asante based on the advice of its outside counsel, the terms of which are no more favorable to such person than those normally utilized to protect the confidential information of the disclosing party) and (y) participate in discussions or negotiations regarding such Asante Superior Proposal. For purposes of this Agreement, "Asante Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Asante and its subsidiaries, taken as a whole, or 10% or more of any class of equity securities of Asante, any tender offer, exchange offer or other transactions that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Asante, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Asante or the capital stock of Asante other than the transactions contemplated by this Agreement.

                           (b) Except as  expressly  permitted  by this  Section
4.2,  neither the Board of Directors of Asante nor any  committee  thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Techno, the approval or recommendation by such Board of Directors, this Agreement or the issuance of Asante Capital Stock in connection with the Acquisition, (ii) approve or recommend, or propose publicly to approve or recommend, any Asante Takeover Proposal, or (iii) cause Asante to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Asante Acquisition Agreement") related to any Asante Takeover Proposal. Notwithstanding the foregoing, at any time prior to the obtaining of the Asante Stockholder Approval, the Board of Directors of Asante, to the extent that it determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Asante's stockholders under applicable law, may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into any Asante Acquisition Agreement with respect to any Asante Superior Proposal, but only at a time that is after the fifth business day following Asante's receipt of written notice advising Techno that the Board of Directors of Asante is prepared to accept an Asante Superior Proposal, specifying the material terms and conditions of such Asante Superior Proposal and identifying the person making such Asante Superior Proposal. For purposes of this Agreement, a "Asante Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Asante Common Stock then outstanding or all or substantially all the assets of Asante and otherwise on terms which the Board of Directors of Asante determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Asante stockholders than the Acquisition and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Asante based on the advice of its financial advisor, is reasonably capable of being obtained by such third party.

                           (c) In  addition  to the  obligations  of Asante  set
forth in paragraphs (a) and (b) of this Section 4.2, Asante shall immediately advise Techno orally and in writing of any request for information or of any Asante Takeover Proposal, the material terms and conditions of such request or Asante Takeover Proposal and the identity of the person making such request or Asante Takeover Proposal. Asante will keep Techno reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Asante Takeover Proposal. Techno shall treat any information it receives from Asante pursuant to this section as confidential information.

                           (d)  Nothing  contained  in this  Section  4.2  shall
prohibit Asante from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Asante's stockholders if, in the good faith judgment of the Board of Directors of Asante, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Asante nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Acquisition, the issuance of Asante Common Stock in connection with the Acquisition, or approve or recommend, or propose publicly to approve or recommend, an Asante Takeover Proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1. Access to Information; Confidentiality. Each of Techno and Asante shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Techno and Asante shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.1 shall affect any representation or warranty given by the other party hereto. Each of Techno and Asante will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         SECTION 5.2 Best Efforts.

                           (a) Upon the terms and subject to the  conditions set
forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.2(a) will limit or affect actions permitted to be taken pursuant to Sections 4.1 and 4.2.

                           (b) In  connection  with  and  without  limiting  the
foregoing, Techno and Asante shall (i) take all action necessary to ensure that no state statute or regulation is or becomes applicable to the Acquisition, this Agreement, or any of the other transactions contemplated by this Agreement and
(ii) if any state statute or regulation becomes applicable to this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Acquisition and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Acquisition and the other transactions contemplated by this Agreement.

         SECTION 5.3. Schedule 14f-1 Information Statement. If required, in the opinion of counsel, promptly following the execution and delivery of this Agreement, Asante shall prepare and file with the Commission an Information Statement on Schedule 14f-1 with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the Securities Exchange Act. Not less than five (5) days prior to the filing with the Commission, Asante shall permit Techno and its legal counsel to review the filing and make suggested revisions thereto. Asante shall mail the Information Statement on Schedule 14f-1 to each Asante shareholder in accordance with all applicable rules and regulations of the Exchange Act.

         SECTION 5.4. Fees and Expenses. Upon closing of the transaction, AAC will assume all costs incurred by Asante in consummating this transaction, which amount is not expected to exceed $100,000.

         SECTION 5.5. Public Announcements. Asante and Techno will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Acquisition, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.6. Asante Liabilities. Except as set forth in Asante's Disclosure Schedule, Asante shall terminate and/or reserve for or extinguish all direct, indirect, short term, long term, choate, unchoate, contingent, unmatured, matured, known and unknown liabilities (collectively, "Liabilities") and all other obligations of Asante in form and substance satisfactory to Techno.

         SECTION 5.7. Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax adviser regarding the treatment of the transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.


         SECTION 5.8. Company Officers; Employment Contracts; Equity Awards. At or prior to the Closing date AAC will enter into employment agreements with key Asante officers in form and substance reasonably acceptable to Techno. Such agreements will include an employment agreement with Jeff Lin substantially in the form attached hereto as Exhibit 5.8. Mr. Lin shall be nominated to be a director of Techno at Techno's next meeting of shareholders.

         SECTION 5.9. Post-Acquisition Operations. Following the Closing, Asante shall continue to maintain its principal corporate office in California and all bank accounts of Asante shall be amended so that two nominees of Techno (one of whom shall be Jeff Lin) shall be the only signatories with authority to engage in transactions for such accounts.

         SECTION 5.10. Conveyance Taxes. Asante and Techno shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Closing. Asante shall pay, and Techno shall pay, without deduction or withholding from any amount payable to the holders of Techno Common Stock, any such taxes or fees imposed by any Governmental Entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligation of each party to effect the Acquisition is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                           (a) Stockholder Approvals.  If required by applicable
law, the approval of the stockholders of Asante shall have been obtained.


                           (b) Governmental and Regulatory Approvals. Other than
the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Techno, Asante or any of their subsidiaries to consummate the Acquisition and the other transactions contemplated hereby, the failure of which to be obtained or taken
(i) is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to Techno and Asante.

                           (c) No Injunctions or Restraints. No judgment, order,
decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Acquisition, or (ii) which otherwise is reasonably likely to have a material adverse effect on Techno or Asante, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         SECTION 6.2. Conditions to Obligations of Asante. The obligation of Asante to effect the Acquisition is further subject to satisfaction or waiver of the following conditions:

                           (a)    Representations     and    Warranties.     The
representations and warranties of Techno and AAC set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Techno.

                           (b)  Performance  of  Obligations  of Techno.  Techno
shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c) No Material Adverse Change. At any time after the
date of this Agreement there shall not have occurred any material adverse change relating to Techno.

         SECTION 6.3. Conditions to Obligations of Assante. The obligation of Assante to effect the Acquisition is further subject to satisfaction or waiver of the following conditions:

                           (a)    Representations     and    Warranties.     The
representations and warranties of Asante set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Asante.

                           (b)  Performance  of  Obligations  of Asante.  Asante
shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c) No Material Adverse Change. At any time after the
date of this Agreement there shall not have occurred any material adverse change relating to Asante.

                           (d)  Legal  Opinion.  Techno  shall  receive  a legal
opinion from Asante's counsel in form and substance satisfactory to Techno.

                           (e) SEC  Reports.  All SEC  Filings  shall  have been
submitted to the SEC in accordance with the requirements of the Exchange Act (and the rules, regulations and guidance promulgated thereunder), in form and substance satisfactory to Asante, and all applicable waiting periods shall have been expired or waived by Asante.

                           (f)  Closing   Conditions.   Documentation  or  other
information shall have been received in a form reasonably satisfactory to Techno and Asante which evidences that the conditions set forth in this Section 6.3 have been satisfied.

         SECTION 6.4. Frustration of Closing Conditions. Neither Asante nor Techno may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Acquisition and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(d) or 7.1(f)) whether before or after the Asante Stockholder Approval.

                           (a) by mutual  written  consent  of  Asante,  AAC and
Techno;

                           (b) by Techno:

                                 (i) if the  Acquisition  shall  not  have  been
consummated by , 2005, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Acquisition to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Acquisition shall not have been consummated as a direct result of Asante or Techno having failed to receive all regulatory approvals required to be obtained with respect to the Acquisition.

                                 (ii) if any Restraint having any of the effects
set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

                           (c) by  Techno,  if Asante  shall  have  breached  or
failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by Techno or is not cured within 60 days of written notice thereof;

                           (d)  by  Techno  in  accordance   with  Section  4.2;
provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, Techno shall have complied with all provisions contained in Section 4.2, including the notice provisions therein, and with applicable requirements; or

                           (e) by  Asante,  if Techno  shall  have  breached  or
failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Asante or is not cured within 60 days of written notice thereof.

         SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either Techno or Asante as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Asante, AAC or Techno, other than the provisions of this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.3. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.4. Extension; Waiver. At any time prior to the Closing, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, or (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of Asante or Techno, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                  ARTICLE VIII

                                    SURVIVAL

         SECTION  8.1.   Survival  of   Representations   and  Warranties.   The
representations and warranties of Asante and Techno shall survive the execution and delivery hereof and the Closing hereunder.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a) if to TechnoConcepts,  Inc. or Asante Acquisition
Corp. to

                                    Antonio E. Turgeon, President
                                    15531 Cabrito Road
                                    Van Nuys, CA 91406

                                    with a copy to:

                                    David L. Kagel, Esq.
                                    1801 Century Park East, Suite 2500
                                    Los Angeles, CA 90067

                           (b) if to Asante, to

                                    Jeff Lin, President
                                    2223 Old Oakland Road
                                    San Jose, CA _____

                                    with a copy to:


         SECTION 9.2. Definitions. For purposes of this Agreement:

                           (a)  except  for   purposes  of  Section   5.10,   an
"affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                           (b) "material  adverse  change" or "material  adverse
effect" means, when used in connection with Techno or Asante, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party; and the terms "material" and "materially" have correlative meanings;

                           (c)  "person"  means  an   individual,   corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                           (d)  a  "subsidiary"  of  any  person  means  another
person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided however, that with respect to Asante, such term shall not include Techno; and

                           (e)  "knowledge"  of  any  person  which  is  not  an
individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments, in each case after reasonable inquiry.

         SECTION 9.3. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 9.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits, documents and instruments referred to herein)
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 9.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.


         SECTION 9.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.9 . Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, Asante, Techno and AAC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              TECHNOCONCEPTS, INC.



                            By:      /s/ Antonio E. Turgeon
                               -----------------------------------------
                            Name: Antonio E. Turgeon
                            Title: President




                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                              ASANTE TECHNOLOGIES, INC.


                              By:      /s/ Jeff Lin
                                 ------------------------------------------
                              Name:  Jeff Lin
                              Title:   President



                              ASANTE ACQUISITION CORP.

                              By:      /s/ Antonio Turgeon
                                 -----------------------------------------
                              Name: Antonio Turgeon
                              Title: President